Exhibit 5

August 16, 2004

Optelecom, Inc.

12920 Cloverleaf Center Drive

Germantown, MD 20874

Re: Amendment to Form S-8 Registration Statement of Optelecom, Inc.

Ladies and Gentlemen:

The undersigned has acted as counsel for Optelecom, Inc., a Delaware corporation (the “Company”), in connection with the above referenced Amended Registration Statement on Form S-8 (the “Amended Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and covering 200,000 shares of the Company’s Common Stock, $.03 par value (“Common Stock”) that may be offered and sold to the employees of the Company pursuant to the Optelecom, Inc. 2002 Employee Stock Option Plan (referred to as the “Plan”). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b) (5) of Regulation S-K.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

Subject to the foregoing, we are of the opinion that the additional 200,000 shares of Common Stock issuable under the Plan and covered by the Amended Registration Statement, when delivered to participants in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Delaware as codified in the General Corporation Law in the State of Delaware. This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without the prior written consent of the undersigned.

We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and the use of our name whenever appearing in the Registration Statement.

Sincerely,

Karp Frosh, Lapidus, Wigodsky &
Norwind, P.A.
Corporate Counsel

By: David L. Lowans